Exhibit 10.6
December 31, 2005
David Marshall
President
Santa Monica Media Corporation
9229 Sunset Blvd, Ste 505
Los Angeles, CA 90069
To: Santa Monica Media Corporation,
This letter is to confirm the extension of our $240,000 note to Santa Monica Media Corporation (SMMC) from Santa Monica Capital Partners. The Note, originally due on the earlier of December 31, 2005 or a completed Initial Public Offering by SMMC, is now extended to the earlier of December 31, 2006, or a completed Initial Public Offering by SMMC. All interest will continue to accrue until full payment is received.

Agreed:

Santa Monica Capital Partners LLC
By Santa Monica Capital Corp., its managing member
By:

/s/ David Marshall

David Marshall
President

Santa Monica Media Corporation By:

/s/ David Marshall

David Marshall
President